UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2014

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO. 1-31507

94-3283464

(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 110, The Woodlands, TX, 77380

(Address of principal executive offices) (Zip code)

(832) 442-2200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Items 2.03 and 5.02 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2014, we and certain of our subsidiaries entered into an amendment (the “Term Loan Amendment”) to our term loan facility, which changed the range of the additional interest margin applicable to borrowings under the term loan facility from a range of 1.375% to 2.375% to a range of 1.250% to 2.000% with respect to LIBOR borrowings and from a range of 0.375% to 1.375% to a range of 0.250% to 1.000% with respect to base rate borrowings. The Term Loan Amendment also eliminated our obligation to make principal payments on our term loans prior to maturity and made certain adjustments to the definition of LIBOR.

The Term Loan Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 16, 2014 at the annual meeting of stockholders, our stockholders approved the Waste Connections, Inc. 2014 Incentive Award Plan (the “2014 Plan”), which had previously been adopted by our board of directors (the “Board”), subject to stockholder approval. Upon such stockholder approval, the 2014 Plan became effective, replacing the Waste Connections, Inc. Third Amended and Restated 2004 Equity Incentive Plan, pursuant to which no more awards may be granted.

The 2014 Plan authorizes the Compensation Committee of the Board (the “Compensation Committee”) to grant nonqualified stock options, warrants, restricted stock, restricted stock units, dividend equivalents and stock payment awards. The 2014 Plan also authorizes the Compensation Committee to grant performance awards payable in the form of our common stock or cash, including equity awards and incentive cash bonuses that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2014 Plan authorizes the grant of awards to employees and consultants of us and our subsidiaries and non-employee directors.

The 2014 Plan is administered by our Board with respect to awards to non-employee directors and by our Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable.

The maximum number of shares of our common stock for which grants may be made under the 2014 Plan is 3,250,000 shares. In addition, the following annual limitations apply: (i) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 500,000; (ii) the maximum aggregate number of shares of common stock that may be subject to options granted to any one participant during a calendar year is 500,000; (iii) the maximum aggregate number of shares of common stock that may be subject to warrants granted to any one participant during a calendar year is 250,000; (iv) the maximum aggregate amount of cash that may be paid to any one participant with respect to awards payable in cash during any calendar year is $7,500,000; and (v) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one non-employee director during a calendar year is 25,000.

The 2014 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The 2014 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant.

The 2014 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Form Grant Agreement for Performance-Based Restricted Stock Units under the 2014 Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on May 16, 2014.

Our stockholders reelected Robert H. Davis as a Class I director by the votes indicated below:

Total Votes For:	104,436,952

Total Votes Against:	9,278,562

Total Votes Abstained:	6,079

Total Broker Non-Votes:	4,000,670

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2014 by the votes indicated below:

Total Votes For:	116,963,746

Total Votes Against:	725,536

Total Votes Abstained:	32,981

Total Broker Non-Votes:	0

Our stockholders approved on a non-binding, advisory basis the compensation of our named executive officers as disclosed in our proxy statement (“say on pay”) by the votes indicated below:

Total Votes For:	111,916,968

Total Votes Against:	1,684,555

Total Votes Abstained:	120,070

Total Broker Non-Votes:	4,000,670

Our stockholders approved the proposal to approve the adoption of the 2014 Incentive Award Plan by the votes indicated below:

Total Votes For:	110,516,214

Total Votes Against:	3,130,133

Total Votes Abstained:	75,246

Total Broker Non-Votes:	4,000,670

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1+	Waste Connections, Inc. 2014 Incentive Award Plan

10.2+	Form Grant Agreement for Performance-Based Restricted Stock Units.

10.3	Second Amendment to Term Loan Agreement, dated as of May 15, 2014.

+ Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

	BY:	/s/ Worthing F. Jackman
Date: May 19, 2014		Worthing F. Jackman,
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1+	Waste Connections, Inc. 2014 Incentive Award Plan

10.2+	Form Grant Agreement for Performance-Based Restricted Stock Units.

10.3	Second Amendment to Term Loan Agreement, dated as of May 15, 2014.

+ Management contract or compensatory plan, contract or arrangement.